SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                October 30, 1997
                Date of Report (Date of earliest event reported)


                             United Bancshares, Inc.
             (Exact name of registrant as specified in its charter)


    Pennsylvania                    0-25976                     23-2802415
  (State or other                 (Commission                 (IRS Employer
   jurisdiction of                File Number)              Identification No.)
   incorporation)


                            714 Market Street
                             Philadelphia, PA                19106
               (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code (215) 829-2265





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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

At a meeting held on October 15, 1997, the Board of Directors of the Company (i) approved the engagement of Grant Thornton, LLP as the independent accountants for United Bancshares, Inc. and (ii) dismissed Ernst & Young LLP as such independent accountants.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated October 30, 1997 is filed as Exhibit 1 to this Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     A.   Exhibits:

          Exhibit 1. Letter from Ernst & Young LLP.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  UNITED BANCSHARES, INC.





Date:  October 30, 1997           By: /s/ Emma C. Chappell
                                      ---------------------------------
                                          Emma C. Chappell
                                          Chairman, President and CEO

                                [E&Y LETTERHEAD]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated October 30, 1997 of United Bancshares, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                              /s/    ERNST & YOUNG LLP
                                             -------------------------------